Exhibit 99.1

Skillsoft Reports Financial Results for the Third Quarter of Fiscal 2026

●	Announced review of strategic alternatives for Global Knowledge (“GK”) business segment, focusing on a potential sale
●	Continued investment in the Company’s AI Innovation based product roadmap, including the next-generation Skillsoft Percipio Platform

BOSTON – December 10, 2025 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”, “we”, “us”, or “our”), the platform that empowers organizations and learners to unlock their full potential, today announced its financial results for the third quarter of fiscal 2026 ended October 31, 2025.

Fiscal 2026 Third Quarter Select Metrics and Financial Measures (1)

●	Total Revenue of $129 million, down 6% from the prior year.
●	Talent Development Solutions (“TDS”) Revenue of $101 million, down 2% from the prior year.
●	Global Knowledge (“GK”) Revenue of $28 million, down 18% from the prior year.
●	Net Loss of $41 million compared to Net Loss of $24 million in the prior year. Net Loss per share of $4.74 compared to Net Loss per share of $2.86 in the prior year.
●	Adjusted EBITDA* of $28 million, reflecting a margin of 22% of Revenue, compared to $32 million and a margin of 23% of Revenue in the prior year.
●	Free Cash Flow* of ($24) million compared to $4 million in the prior year, bringing year-to-date Free Cash Flow* to ($20) million.

“Our TDS segment continues to make progress with the September announcement of the Skillsoft Percipio Platform, with agentic AI capabilities, and with the signing of our first four large enterprise customers,” said Ron Hovsepian, Skillsoft Executive Chair and CEO. “In addition, AI now drives more than half of our design, curation, and production work for learning content. This is changing how we operate and strengthening the value we deliver to customers.”

Hovsepian concluded, “In an effort to remain aligned with our company growth timeline and customer needs for multimodal learning, we have undertaken a full strategic review of the Global Knowledge segment and concluded that a partnership-driven model is more appropriate than continued ownership.”

Fiscal 2026 Third Quarter Business Highlights (1) *

●	Launched the next-generation Skillsoft Percipio Platform, the first AI-native skills intelligence platform built for the human + AI era.
●	LTM DRR for the quarter of 99%, 1 percentage point higher than the year ago period.
●	Reduced cost structure in line with transformation strategy, helping maintain adjusted EBITDA margin* performance.
●	TDS federal business recovering with DRR of 104% in the quarter.

“GK has had a considerable negative impact on revenue, earnings, and cash flow in the quarter and in the year-to-date period, and as a result, masked TDS enterprise stabilization,” said John Frederick, Skillsoft’s Chief Financial Officer. “We are moving with speed to reach a strategic solution. In the meantime, continued cost efficiencies are softening the effects on consolidated income. We are highly confident that we are nearing an inflection point toward growth for our core TDS enterprise business.”

Full-Year Fiscal 2026 Financial Outlook

In connection with the decision to explore strategic alternatives for GK, we are unable to provide revenue and Adjusted EBITDA guidance for GK for the remainder of the fiscal year, but will do so for the TDS business. The following is a summary of the composition of our previously issued full fiscal year guidance between GK and TDS:

	GAAP Revenue	Adjusted EBITDA
TDS	$400 million - $410 million	$112 million - $116 million
GK	$110 million - $120 million	$0 million - $2 million
Consolidated	$510 million - $530 million	$112 million - $118 million

The following table reflects Skillsoft’s financial outlook for the full fiscal year ending January 31, 2026, based on current market conditions, expectations, and assumptions:

	Current Guidance	Change Versus Prior Guidance
TDS Revenue	$400 million - $410 million	No change
TDS Adjusted EBITDA	$112 million - $116 million	No change

*

Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for the definitions of these and other non-GAAP financial measures included in this press release, how they are calculated, and the rationale for their use. A reconciliation of historical non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the tables at the back of this press release. We do not provide quantitative reconciliations for forward-looking non-GAAP financial measures, as we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. See “Non-GAAP Financial Measures” below for further detail.

(1)	Skillsoft has two operating and reportable segments: TDS (formerly referred to as Content & Platform) and GK (formerly referred to as Instructor-Led Training).

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 407‑3088 from the United States and Canada or (201) 389‑0927 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for twelve months.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in AI-native skills management for the human + AI era. By unifying learning, real-time skills intelligence, and workforce insights, Skillsoft helps enterprises build their Skillforce™ — humans and AI working together to drive measurable business outcomes. Through personalized, interactive learning across leadership, technology, and compliance, Skillsoft enables organizations to close critical skill gaps and accelerate transformation. Skillsoft is trusted by thousands of organizations worldwide, including 60% of the Fortune 1000, and supports a global community of more than 105 million learners. Learn more at skillsoft.com.

Skillsoft Public Relations

PR@skillsoft.com

Non-GAAP Financial Measures

In addition to disclosing detailed operating results in accordance with U.S. GAAP, Skillsoft provides supplementary non-GAAP financial measures to consider in evaluating our operating performance. We track the non-GAAP financial measures that we believe are key financial measures of our success. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. In addition, management uses these non-GAAP financial measures to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of our business; and to set management incentive targets. We believe investors use both U.S. GAAP and non-GAAP financial measures to assess management's decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We disclose the non-GAAP financial measures included in this press release because we believe that they provide meaningful supplemental information. However, non-GAAP financial measures have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these non-GAAP financial measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

The non-GAAP financial measures included in this press release are: adjusted net income (loss)*; adjusted net income (loss) per share; adjusted net income (loss) margin % (i.e., adjusted net income (loss) as a percentage of revenue); adjusted EBITDA*; adjusted EBITDA margin % (i.e., adjusted EBITDA as a percentage of revenue)*; adjusted total operating expenses; adjusted contribution margin; business unit contribution profit; business unit contribution margin (i.e., business unit contribution profit as a percentage of business unit revenue); adjusted costs of revenues; adjusted content and software development expenses; adjusted selling and marketing expenses; adjusted general and administrative expenses; business unit costs of revenues, business unit content and software development expenses; business unit product research and management expenses, free cash flow, adjusted free cash flow (levered), free cash flow conversion and adjusted net leverage. The items noted above with a * are for both consolidated and by segment.

We have provided at the back of this press release reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the three and nine month periods ended October 31, 2025 and 2024. We do not reconcile our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations, and the U.S. GAAP financial measures may be materially different than the non-GAAP financial measures.

The non-GAAP measures included in this press release are defined as follows:

●

Adjusted net income (loss)* is defined as net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal cash operating expenses necessary for our business operations, and certain accounting income and/or expenses. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance, and consist of the following (including the related tax effects), when applicable to the periods presented:

○	Impairment charges – Non-cash goodwill and intangible asset impairment charges.
○	Amortization of acquired intangible assets – Non-cash amortization expense of finite-lived intangible assets recognized as a part of business combination accounting.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration-related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

○	Executive exit costs – Costs associated with the departure of executives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○

Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other tangible assets when their carrying values are not recoverable.

●

Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the number of diluted weighted average shares outstanding, and adjusted net income (loss) margin % is defined as adjusted net income (loss) as a percentage of revenue.

●

Adjusted EBITDA* is defined as net income (loss) excluding (when applicable to the periods presented) the same exclusions set forth above for the determination of adjusted net income (loss) plus the additional exclusions set forth below. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance. The additional exclusions are:

○	Amortization of intangible assets – Non-cash amortization expense for finite-lived intangible assets other than those recognized as a part of business combination accounting.
○	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
○	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income tax expense (benefit).

Non-GAAP Financial Measures - continued

●	Adjusted EBITDA margin %* is defined as adjusted EBITDA as a percentage of revenue.

●	Adjusted costs of revenues is defined as costs of revenues excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●

Adjusted content and software development expenses is defined as content and software development expenses excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●

Adjusted selling and marketing expenses is defined as selling and marketing expenses excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●

Adjusted general and administrative expenses is defined as general and administrative expense excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●

Adjusted total operating expenses is defined as costs of revenues, content and software development expenses, selling and marketing expenses, and general and administrative expenses, in each case excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●	Adjusted contribution margin is defined as revenue less adjusted total operating expenses, divided by revenue for the same period.

●

Business unit contribution profit - Segment ("business unit") contribution profit is defined as business unit revenue, less business unit cost of revenues, business unit content and software development expenses, and business unit product research and management expenses.

●	Business unit contribution margin is defined as business unit contribution profit divided by business unit revenue for the same period.

●

Business unit cost of revenues is defined as cost of revenues attributable to the business unit, excluding, where applicable, depreciation expense, long-term incentive compensation expense, system migration costs, and transformation expenses.

●

Business unit content and software development expenses are defined as content and software development expenses attributable to the business unit, excluding, where applicable, depreciation, long-term incentive compensation, system migration costs, and transformation expenses.

●	Business unit product research and management expenses are defined as certain selling and marketing costs attributable to the business unit reflected in the business unit contribution profit.

●

Free cash flow is defined as net cash provided by (used in) operating activities less net purchases of property and equipment and internally developed software. Note that free cash flow does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●

Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact of the charges excluded in the determination of adjusted EBITDA (as set forth above). Note that adjusted free cash flow (levered) does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●	Free cash flow conversion is defined as free cash flow divided by adjusted EBITDA for the same period.

●

Adjusted net leverage is defined as current maturities of long-term debt, plus borrowings under our accounts receivable facility, plus long-term debt, less cash and equivalents and restricted cash, divided by adjusted EBITDA for the preceding twelve-month period.

*The items noted above with a * are for both consolidated and by segment. The by segment items represents a non-Accounting Standards Codification ("ASC") 280 segment measure, and is therefore a non-GAAP financial measure. See "Segment Information under ASC 280" below.

Key Performance Metric

Skillsoft also uses a supplementary key performance metric (dollar retention rate) that we believe is a key financial measure of our success. Key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present key performance metrics when reporting their results. In addition, management uses dollar retention rate to assess operating performance, and to enhance investors’ understanding of the core operating results of our business. We believe investors use dollar retention rate to assess how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We use dollar retention rate because we believe that it provides meaningful supplemental information. However, this metric may not be comparable to other similarly titled measures of other companies. It is not a measure of financial condition or liquidity, and should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn and downgrades in such period divided by the beginning total renewable base of such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose not to renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing, We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Segment Information under ASC 280

Segment performance under ASC 280 is evaluated based on segment revenue, segment (“business unit”) contribution profit, and segment (“business unit”) contribution margin (segment contribution profit as a percentage of segment revenue). As previously disclosed, in the fourth quarter of the fiscal year ended January 31, 2025, the Company made changes to the components used to determine these measures to increase transparency and improve segment comparability to peers. See Note 12 to the unaudited interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the third fiscal quarter of 2026 for further detail. All prior period comparatives have been recast to conform to the current presentation.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements related to our outlook (including our Full Year Fiscal 2026 Financial Outlook), our product development and planning, our pipeline, future capital expenditures, future share repurchases, anticipated financial results, the impact of regulatory changes, our current and evolving business strategies, including with respect to acquisitions and dispositions, demand for our services, our competitive position, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, objectives, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probably,” or similar expressions, or employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors, many of which are beyond our control, that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10‑K for the fiscal year ended January 31, 2025 (“2025 Form 10-K”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2025 Form 10-K, in this document and in our other filings with the Securities and Exchange Commission ("SEC"). The forward-looking statements contained in this document represent our estimates only as of the date of this press release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law. You are advised, however, to review any further factors and risks we describe in reports we file from time to time with the SEC after the date hereof.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not guarantees or assurances of future performance and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Industry and Market Data

Within this document, we may reference information and statistics regarding market share, industry data and our market position. Certain of this information has been obtained from various independent third-party sources, including independent industry publications, news reports, reports by market research firms and other independent sources. We believe that these external sources and estimates are reliable but have not independently verified them. In addition, certain of this information and statistics are based on our own internal surveys and assessments, which are developed in good faith using reasonable estimates. The information is based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors:

Ross Collins or Stephen Poe

SKIL@alpha-ir.com

Media:

Cameron Martin

cameron.martin@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	October 31, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$74,569	$100,766
Restricted cash	2,967	2,571
Accounts receivable, net of allowance for credit losses of approximately $376 and $501 as of October 31, 2025 and January 31, 2025, respectively	103,907	178,989
Prepaid expenses and other current assets	49,213	50,527
Total current assets	230,656	332,853
Goodwill	296,300	317,071
Intangible assets, net	346,745	427,221
Other assets	23,881	28,924
Total assets	$897,582	$1,106,069
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	1,000	1,000
Accounts payable	20,920	13,458
Accrued compensation	28,546	47,803
Accrued expenses and other current liabilities	19,769	26,022
Deferred revenue	196,355	282,295
Total current liabilities	272,994	376,982

Long-term debt	570,181	573,267
Deferred tax liabilities	37,390	42,039
Deferred revenue - non-current	820	1,656
Other long-term liabilities	12,209	18,279
Total long-term liabilities	620,600	635,241
Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 9,051,822 shares issued and 8,752,045 shares outstanding as of October 31, 2025, and 8,616,633 shares issued and 8,316,856 shares outstanding as of January 31, 2025	1	1
Additional paid-in capital	1,575,259	1,565,040
Accumulated (deficit)	(1,546,502)	(1,443,386)
Treasury stock, at cost - 299,777 shares as of October 31, 2025 and January 31, 2025	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(13,879)	(16,918)
Total shareholders’ equity (deficit)	3,988	93,846
Total liabilities and shareholders’ equity (deficit)	$897,582	$1,106,069

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except number of shares and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenues:
Total revenues	$128,998	$137,225	$382,021	$397,241
Operating expenses:
Costs of revenues	35,279	34,312	100,415	101,254
Content and software development	13,789	14,937	42,208	45,436
Selling and marketing	36,078	39,615	115,278	122,591
General and administrative	21,175	21,686	63,594	66,390
Amortization of intangible assets	32,068	31,826	95,120	95,197
Impairment of goodwill	20,771	—	20,771	—
Acquisition and integration related costs	17	931	1,327	3,349
Restructuring	4,150	3,095	7,653	15,361
Total operating expenses	163,327	146,402	446,366	449,578
Operating income (loss)	(34,329)	(9,177)	(64,345)	(52,337)
Other income (expense), net	(1)	(538)	(2,508)	1,261
Fair value adjustment of interest rate swaps	(1,478)	(822)	(3,606)	418
Interest income	487	924	1,470	2,897
Interest expense	(14,757)	(15,845)	(44,115)	(48,538)
Income (loss) before provision for (benefit from) income taxes	(50,078)	(25,458)	(113,104)	(96,299)
Provision for (benefit from) income taxes	(8,799)	(1,859)	(9,988)	(5,498)
Net income (loss)	$(41,279)	$(23,599)	$(103,116)	$(90,801)

Net income (loss) per share:
Basic and diluted	$(4.74)	$(2.86)	$(12.08)	$(11.11)
Weighted average common share outstanding:
Basic and diluted	8,708,893	8,239,564	8,536,207	8,170,344

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended October 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(103,116)	$(90,801)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization expense of intangible assets	95,120	95,197
Stock-based compensation expense	11,287	9,985
Depreciation expense	1,363	2,404
Impairment of goodwill	20,771	—
Non-cash interest expense	1,717	1,628
Non-cash operating lease right-of-use asset expense	1,197	1,749
Non-cash property, equipment, software and operating right-of-use asset impairment charges	5	2,495
Provision for credit loss expense (recovery)	(125)	(4)
Fair value adjustment of interest rate swaps	3,606	(418)
Unrealized foreign currency (gain) loss	(1,042)	(415)
Provision for (benefit from) deferred income taxes – non-cash	(4,891)	(8,080)
Changes in current assets and liabilities:
Accounts receivable	77,703	82,877
Prepaid expenses and other assets, including long-term	5,898	4,556
Accounts payable	7,225	6,693
Accrued expenses and other liabilities, including long-term	(31,935)	(16,206)
Deferred revenue	(90,188)	(79,446)
Net cash provided by (used in) operating activities	(5,405)	12,214
Cash flows from investing activities:
Purchase of property and equipment	(1,606)	(820)
Proceeds from sale of property and equipment	—	10
Internally developed software - capitalized costs	(13,033)	(13,018)
Net cash provided by (used in) investing activities	(14,639)	(13,828)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(3,191)	(1,052)
Proceeds from (payments on) accounts receivable facility	—	(34,971)
Principal payments on term loans	(4,803)	(4,803)
Net cash provided by (used in) financing activities	(7,994)	(40,826)
Effect of exchange rate changes on cash and cash equivalents	2,237	(2,281)
Net increase (decrease) in cash, cash equivalents and restricted cash	(25,801)	(44,721)
Cash, cash equivalents and restricted cash, beginning of period	103,337	146,523
Cash, cash equivalents and restricted cash, end of period	$77,536	$101,802
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$74,569	$97,921
Restricted cash	2,967	3,881
Cash, cash equivalents and restricted cash, end of period	$77,536	$101,802

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, number of shares and per share amounts, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenues
Talent Development Solutions	$100,798	$102,998	$301,131	$302,725
Global Knowledge	28,200	34,227	80,890	94,516
Total revenues, as reported	$128,998	$137,225	$382,021	$397,241

Net income (loss), as reported	$(41,279)	$(23,599)	$(103,116)	$(90,801)

Amortization of acquired intangible assets (1)	28,860	29,538	86,511	89,187
Impairment of goodwill	20,771	—	20,771	—
Acquisition and integration related costs	17	931	1,327	3,349
Restructuring	4,150	3,095	7,653	15,361
Transformation costs	1,379	150	3,986	1,315
System migration costs	—	—	—	118
Long-term incentive compensation expenses	3,485	4,099	12,574	10,438
Executive exit costs	—	—	—	3,326
Fair value adjustment of interest rate swaps	1,478	822	3,606	(418)
Other (income) expense, net	1	538	2,508	(1,261)
Tax impact of adjustments	(4,526)	(4,292)	(11,152)	(12,615)
Adjusted net income (loss)	14,336	11,282	24,668	17,999

Interest expense, net	14,270	14,921	42,645	45,641
Expense (benefit from) income taxes, excluding tax impacts above	(4,273)	2,433	1,164	7,117
Depreciation	457	1,000	1,364	2,404
Amortization of capitalized internally developed software (1)	3,208	2,288	8,609	6,010
Adjusted EBITDA	$27,998	$31,924	$78,450	$79,171

Weighted average common shares outstanding:
Basic and diluted	8,708,893	8,239,564	8,536,207	8,170,344

Basic and diluted per share information:
Net income (loss) per share, as reported	$(4.74)	$(2.86)	$(12.08)	$(11.11)
Adjusted net income (loss) per share	$1.65	$1.37	$2.89	$2.20

Net income (loss) margin %	(32.0)%	(17.2)%	(27.0)%	(22.9)%
Amortization of acquired intangible assets (1)	22.4%	21.5%	22.6%	22.5%
Impairment of goodwill	16.1%	0.0%	5.4%	0.0%
Acquisition and integration related costs	0.0%	0.7%	0.3%	0.8%
Restructuring	3.2%	2.3%	2.0%	3.9%
Transformation costs	1.1%	0.1%	1.0%	0.3%
System migration costs	0.0%	0.0%	0.0%	0.0%
Long-term incentive compensation expenses	2.7%	3.0%	3.3%	2.6%
Executive exit costs	0.0%	0.0%	0.0%	0.8%
Fair value adjustment of interest rate swaps	1.1%	0.6%	0.9%	(0.1)%
Other (income) expense, net	0.0%	0.3%	0.9%	(0.2)%
Tax impact of adjustments	(3.5)%	(3.1)%	(2.9)%	(3.2)%
Adjusted net income (loss) margin %	11.1%	8.2%	6.5%	4.5%
Interest expense, net	11.0%	10.9%	11.0%	11.5%
Expense (benefit from) income taxes, excluding tax impacts above	(3.3)%	1.8%	0.3%	1.8%
Depreciation	0.4%	0.7%	0.4%	0.6%
Amortization of capitalized internally developed software (1)	2.5%	1.7%	2.3%	1.5%
Adjusted EBITDA margin %	21.7%	23.3%	20.5%	19.9%

(1)	All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of Adjusted EBITDA.

SKILLSOFT CORP.

TALENT DEVELOPMENT SOLUTIONS SEGMENT

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Total TDS Segment revenues, as reported	$100,798	$102,998	$301,131	$302,725

TDS Segment Net income (loss) (1)	$(14,622)	$(21,285)	$(61,866)	$(82,964)

Amortization of acquired intangible assets (2)	27,293	27,950	81,873	84,086
Acquisition and integration related costs	17	932	1,309	3,343
Restructuring	3,390	1,646	6,019	11,659
Transformation costs	1,379	145	3,986	1,304
System migration costs	—	—	—	118
Long-term incentive compensation expenses	3,665	4,183	11,922	10,181
Executive exit costs	—	—	—	3,326
Fair value adjustment of interest rate swaps	1,478	822	3,606	(418)
Other (income) expense, net	(688)	158	(101)	287
Tax impact of adjustments	(2,657)	(3,934)	(8,718)	(11,833)
TDS Segment Adjusted net income (loss)	19,255	10,617	38,030	19,089

Interest expense, net	14,287	14,927	42,710	45,674
Expense (benefit from) income taxes, excluding tax impacts above	(5,821)	1,436	(1,025)	5,740
Depreciation	338	735	994	1,714
Amortization of capitalized internally developed software (2)	3,208	2,288	8,609	6,010
TDS Segment Adjusted EBITDA	$31,267	$30,003	$89,318	$78,227

TDS Segment Net income (loss) margin %	(14.5)%	(20.7)%	(20.5)%	(27.4)%
Amortization of acquired intangible assets (2)	27.1%	27.1%	27.2%	27.8%
Acquisition and integration related costs	0.0%	0.9%	0.4%	1.1%
Restructuring	3.4%	1.6%	2.0%	3.9%
Transformation costs	1.4%	0.1%	1.3%	0.4%
System migration costs	0.0%	0.0%	0.0%	0.0%
Long-term incentive compensation expenses	3.6%	4.1%	4.0%	3.4%
Executive exit costs	0.0%	0.0%	0.0%	1.1%
Fair value adjustment of interest rate swaps	1.5%	0.8%	1.2%	(0.1)%
Other (income) expense, net	-0.8%	0.2%	-0.1%	0.0%
Tax impact of adjustments	(2.6)%	(3.8)%	(2.9)%	(3.9)%
TDS Segment Adjusted net income (loss) margin %	19.1%	10.3%	12.6%	6.3%
Interest expense, net	14.2%	14.5%	14.2%	15.0%
Expense (benefit from) income taxes, excluding tax impacts above	(5.8)%	1.4%	(0.3)%	1.9%
Depreciation	0.3%	0.7%	0.3%	0.6%
Amortization of capitalized internally developed software (2)	3.2%	2.2%	2.9%	2.0%
TDS Segment Adjusted EBITDA margin %	31.0%	29.1%	29.7%	25.8%

(1)	The TDS and GK net income (loss) amounts combined agree with the amounts reported on the consolidated statements of operations.
(2)

All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of TDS Segment Adjusted EBITDA.

SKILLSOFT CORP.

GLOBAL KNOWLEDGE SEGMENT

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Total GK Segment revenues, as reported	$28,200	$34,227	$80,890	$94,516

GK Segment Net income (loss) (1)	$(26,657)	$(2,314)	$(41,250)	$(7,837)

Amortization of acquired intangible assets (2)	1,567	1,588	4,638	5,101
Impairment of goodwill	20,771	—	20,771	—
Acquisition and integration related costs	—	(1)	18	6
Restructuring	760	1,449	1,634	3,702
Transformation costs	—	5	—	11
Long-term incentive compensation expenses	(180)	(84)	652	257
Other (income) expense, net	689	380	2,609	(1,548)
Tax impact of adjustments	(1,869)	(358)	(2,434)	(782)
GK Segment Adjusted net income (loss)	(4,919)	665	(13,362)	(1,090)

Interest expense, net	(17)	(6)	(65)	(33)
Expense (benefit from) income taxes, excluding tax impacts above	1,548	997	2,189	1,377
Depreciation	119	265	370	690
GK Segment Adjusted EBITDA	$(3,269)	$1,921	$(10,868)	$944

Net income (loss) margin %	(94.5)%	(6.8)%	(51.0)%	(8.3)%
Amortization of acquired intangible assets (2)	5.6%	4.6%	5.7%	5.4%
Impairment of goodwill	73.7%	0.0%	25.7%	0.0%
Acquisition and integration related costs	0.0%	0.0%	0.0%	0.0%
Restructuring	2.7%	4.2%	2.0%	3.9%
Transformation costs	0.0%	0.0%	0.0%	0.0%
Long-term incentive compensation expenses	-0.6%	(0.2)%	0.8%	0.3%
Other (income) expense, net	2.3%	1.1%	3.3%	(1.7)%
Tax impact of adjustments	(6.6)%	(1.0)%	(3.0)%	(0.8)%
GK Segment Adjusted net income (loss) margin %	(17.4)%	1.9%	(16.5)%	(1.2)%
Interest expense, net	(0.1)%	0.0%	(0.1)%	0.0%
Expense (benefit from) income taxes, excluding tax impacts above	5.5%	2.9%	2.7%	1.5%
Depreciation	0.4%	0.8%	0.5%	0.7%
GK Segment Adjusted EBITDA margin %	(11.6)%	5.6%	(13.4)%	1.0%

(1)	The TDS and GK net income (loss) amounts combined agree with the amounts reported on the consolidated statements of operations.
(2)

All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of GK Segment Adjusted EBITDA.

SKILLSOFT CORP.

BUSINESS UNIT CONTRIBUTION PROFIT AND MARGIN

(in thousands, except percentages, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Talent Development Solutions
Revenue	$100,798	$102,998	$301,131	$302,725
Business unit cost of revenues	17,698	14,763	49,765	46,481
Business unit content and software development expenses	13,020	13,149	37,585	39,944
Business unit product research and management expenses	2,153	2,429	6,751	6,314
Business unit contribution profit	$67,927	$72,657	$207,030	$209,986

Business unit contribution margin	67.4%	70.5%	68.8%	69.4%

Global Knowledge
Revenue	$28,200	$34,227	$80,890	$94,516
Business unit cost of revenues	17,373	19,257	50,032	53,959
Business unit content and software development expenses	650	857	2,112	2,095
Business unit contribution profit	$10,177	$14,113	$28,746	$38,462

Business unit contribution margin	36.1%	41.2%	35.5%	40.7%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Operating expenses:
GAAP costs of revenues	$35,279	$34,312	$100,415	$101,254
Depreciation	(67)	(91)	(202)	(315)
Long-term incentive compensation expenses	(141)	(201)	(416)	(499)
Adjusted costs of revenues	35,071	34,020	99,797	100,440

GAAP content and software development expenses	13,789	14,937	42,208	45,436
Depreciation	(94)	(74)	(266)	(218)
Long-term incentive compensation expenses	(25)	(857)	(2,245)	(3,061)
System migration costs	—	—	—	(118)
Adjusted content and software development expenses	13,670	14,006	39,697	42,039

GAAP selling and marketing expenses	36,078	39,615	115,278	122,591
Depreciation	(145)	(161)	(430)	(531)
Long-term incentive compensation expenses	(772)	(1,595)	(2,752)	(3,648)
Transformation costs	—	—	—	(213)
Adjusted selling and marketing expenses	35,161	37,859	112,096	118,199

GAAP general and administrative expenses	21,175	21,686	63,594	66,390
Depreciation	(151)	(674)	(466)	(1,340)
Long-term incentive compensation expenses	(2,547)	(1,446)	(7,161)	(3,230)
Transformation costs	(1,379)	(150)	(3,986)	(1,102)
Executive exit costs	—	—	—	(3,326)
Adjusted general and administrative expenses	17,098	19,416	51,981	57,392

Total GAAP operating expenses	106,321	110,550	321,495	335,671
Depreciation	(457)	(1,000)	(1,364)	(2,404)
Long-term incentive compensation expenses	(3,485)	(4,099)	(12,574)	(10,438)
System migration costs	—	—	—	(118)
Transformation costs	(1,379)	(150)	(3,986)	(1,315)
Executive exit costs	—	—	—	(3,326)
Adjusted total operating expenses	$101,000	$105,301	$303,571	$318,070

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Talent Development Solutions
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$17,900	$15,027	$50,352	$47,182
Depreciation	(64)	(86)	(194)	(266)
Long-term incentive compensation expenses	(139)	(178)	(393)	(435)
Business unit costs of revenues	17,697	14,763	49,765	46,481

GAAP content and software development expenses	13,188	14,096	40,089	43,327
Depreciation	(93)	(73)	(263)	(211)
Long-term incentive compensation expenses	(75)	(874)	(2,241)	(3,054)
System migration costs	—	—	—	(118)
Business unit content and software development	13,020	13,149	37,585	39,944

GAAP cost of revenues and content and software development expenses	31,088	29,123	90,441	90,509
Depreciation	(157)	(159)	(457)	(477)
Long-term incentive compensation expenses	(214)	(1,052)	(2,634)	(3,489)
System migration costs	—	—	—	(118)
Business unit total cost of revenues and content and software development expenses	$30,717	$27,912	$87,350	$86,425

Global Knowledge
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$17,379	$19,285	$50,063	$54,072
Depreciation	(3)	(5)	(8)	(49)
Long-term incentive compensation expenses	(2)	(23)	(23)	(64)
Business unit costs of revenues	17,374	19,257	50,032	53,959

GAAP content and software development expenses	601	841	2,119	2,109
Depreciation	(2)	41	(3)	35
Long-term incentive compensation expenses	51	(25)	(4)	(49)
Business unit content and software development expenses	650	857	2,112	2,095

GAAP cost of revenues and content and software development expenses	17,980	20,126	52,182	56,181
Depreciation	(5)	36	(11)	(14)
Long-term incentive compensation expenses	49	(48)	(27)	(113)
Business unit total cost of revenues and content and software development expenses	$18,024	$20,114	$52,144	$56,054

SKILLSOFT CORP.

FREE CASH FLOW and ADJUSTED FREE CASH FLOW (LEVERED) RECONCILIATION

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(18,859)	$8,717	$(5,405)	$12,214
Purchase of property and equipment, net	(467)	(411)	(1,606)	(810)
Internally developed software - capitalized costs	(4,258)	(4,222)	(13,033)	(13,018)
Free cash flow	(23,584)	4,084	(20,044)	(1,614)
Cash impact for adjusted EBITDA excluded charges	6,043	10,089	15,581	17,187
Adjusted free cash flow (levered)	$(17,541)	$14,173	$(4,463)	$15,573